Exhibit 10.3

SALES AND PURCHASE AGREEMENT

売買基本契約書

THIS SALES AND PURCHASE AGREEMENT (“Agreement”), dated as of 2014/7/1, is entered into by and between Pure Beauty Manufacturing Company Limited, a corporation organized under the laws of Hong Kong, with its principal place of business at Room 405, 4Fl. Shun Fat Industrial Bldg. 17 Wang Hoi Road, Kowloon Bay, Hong Kong (“SELLER”), and Koizumi Seiki Corp., a company duly organized and existing under the laws of Japan, with its principal office located at 3-7, 3-Chome Bingomachi, Chuo-ku, Osaka, Japan (“BUYER”).

本売買基本契約（「本契約」）は、2014年7月1日に、 香港の法律に基づき設立され、 香港九龍九龍湾宏開道17号順殷工業405室に本社を有するPure Beauty Manufacturing Company Limited (「売主」）と、日本国の法律に基づき設立され存続し、日本国大阪市中央区備後町3丁目3-7に本社を有する小泉成器株式会社（「買主」） との間 で 締結される。

RECITALS:

前 文

WHEREAS, SELLER is engaged in developing, manufacturing and selling products relating to Home electric appliance;

売主は、 家庭用電化製品に関する商品の開発、 製造、 販売に従事し、

WHEREAS, BUYER is a consumer electronics company which wishes to purchase the above types of products; and

買主は、 消費者向電気機器の販売会社 であり、 売主から上記のような商品を購入することを望み、

WHEREAS, the parties desire to enter into an agreement whereby BUYER will purchase the above types of products from SELLER;

双方当事者は、買主が上記のような商品を売主から 購入することを内容とする契約を締結することを希望している。

NOW, THEREFORE, in consideration of the above premises and the mutual promises and covenants of the parties as hereinafter more fully set forth, the parties hereby agree as follows:

そこで、 上記前文および本契約中に詳細に規定する両当事者 間の約束を約因として、 両当事者はここに以下のとおり合意する。

1. Products:

As used in this Agreement, the term “Products” shall mean those Products sold by SELLER as described in a purchase order issued by BUYER. Product specifications (name, number, quantity, etc.) shall be determined and communicated by BUYER prior to the issuance of an applicable purchase order. SELLER shall not modify any such specifications without the prior written consent of BUYER.

1. 商品

本契約中において「商品」とは、 買主が発行する注文 書に記載される、 売主が販売する商品を意味するものとする。 商品の明細（品名、 品番、 数量等）は、 注文書を発行する前に買主が決定し、 通知するものとする。 売主は、 買主の事前の書面に よる同意を得ずに当該明細を変更してはならない。

2. Individual Agreement:

The unit price of the Products shall be determined upon mutual consultation of the parties based on an estimate submitted by SELLER. An individual agreement (a sales and purchase agreement for each transaction of the Products) shall specify the Product name, specifications, unit price, quantity, date and place of delivery, date and method of payment and other relevant matters. In the event of any conflict of provisions between the Individual Agreement and the Sales and Purchase Agreement, the Individual Agreement shall prevail.

2. 個別契約

商品の単価は、売主が提示する見積書に基づいて双方当事者が協議して決定する。個別契約書（商品個々の売買契約書）には、 品名、製品仕様、単価、 数量、納期、 納入場所、 決済日、 決済方法等を記載する。 個別契約において、 基本契約の内容と異なる取り決めをした場合は、 個別契約の内容を優先するものとする。

3. Purchase Orders / Payment:

BUYER may cancel or modify any purchase order submitted to SELLER without penalty, so long as such notice of cancellation or modification is issued by BUYER within seven (7) days after submission of the original purchase order. Payment by BUYER shall be, at BUYER’s sole discretion, by either: (1) Letter of Credit; or (2) wire transfer within two (2) weeks after BUYER receipt of all conforming Products. The provisions of this Agreement shall be deemed a part of each purchase order issued by BUYER. In the event the parties, as part of any individual purchase order, agree to any terms which are contrary to, or different from, the provisions of this Agreement, such contrary or different terms shall be valid and supersede the provisions of this Agreement only if contained in a writing approved and signed by both BUYER and SELLER.

3. 発注および支払

買主は、本来の注文書の提出後7日以内に取消あるいは変更の通知をする場合には、売主に提出した注文書を違約金を支払わずに取消あるいは変更することができる。 支払いは、L/Cまたは買主が売主 から適合品受領日から正味2週間以内の電信送金による。本契約の条項は、買主が発行する各注文書の一部とみなすものとする。双方当事者が、個々の注文書において、 本契約書の規定に反し、 または 異なる条件を合意したときは、買主と売主の双方によって承認され、 署名された書面によるものである限りにおいて、当該条件は効力を有し、本契約の規定に優先する。

4. Delivery/ Title I Risk of Loss:

BUYER shall select the mode of shipment of the Products and the cost thereof shall be borne by SELLER. The Products shall be shipped F.O.B. BUYER’s facility, and title to the Products, as well as the risk of loss, shall pass to BUYER at the F.O.B. point. SELLER shall strictly comply with any and all delivery dates set forth in any purchase order issued by BUYER.

4. 船積みおよび危険負担

商品の船積み方法は買主が選択し、船積みの費用は売主が負担するものとする。 商品は買主の所在地にFOB条件で船積みするものとし、商品の所有権は、FOB条件の引渡し地点で、 危険負担とともに、買主に移転するものとする。売主は、買主が発行する注文書に定めるすべての引渡し日を遵守するもの

5. Acceptance/ Return:

All orders for Products shall be subject to acceptance by BUYER at BUYER’s facility. After delivery of the Products to BUYER, BUYER shall have seven (7) days within which to inspect the Products. In the event BUYER, upon inspection of the Products, determines such Products to be non-conforming with respect to quality, quantity, or in any other respect, BUYER shall so notify SELLER, BUYER shall not be deemed to have accepted, and BUYER shall be under no obligation to pay SELLER for, such Products until such non-conforming are remedied to the satisfaction of BUYER. Moreover, in the event SELLER delivers any non-conforming Products to BUYER, BUYER shall have the option, at BUYER’s sole discretion, to: (1) return any non-conforming Products to SELLER at SELLER’s expense and obtain a full refund from SELLER within thirty (30) days of any amounts paid by BUYER for such non-conforming Products; (2) return any and all non-conforming Products to SELLER at SELLER’s expense and obtain conforming Products from SELLER within thirty (30) days; or (3) in the event SELLER does not provide the full refund or conforming Products within the times specified above, immediately terminate the relevant purchase order, and/or this Agreement, receive an immediate refund from SELLER of any amounts paid by BUYER, and assert any and all applicable claims against SELLER. SELLER shall be responsible, and shall immediately reimburse BUYER, for any costs or losses associated with SELLER’s delivery of non-conforming Products.

5. 商品の受領および返品

商晶の発注はすべて、 買主の所在地において買主が受領することを必要とする。 商品が買主に引き渡された後、 買主は商品の検収期間として7日を有するものとする。 買主が商品の点検をし、 質、 量、 その他の点に関して当該商品が不適合であると判断した場合には、 買主は売主にその旨を通知するものとし、買主が受領したとみなされることはなく、 買主は、 当該不適合性が買主が満足する程度に修正されない限りは当該商品に対して売主に代金を支払う義務はないものとする。 さらに、 売主が買主に不適合品を引き渡した場合には、 買主は自己の裁量で以下のいずれかを選択することができる。

(1)	不適合品を売主の費用で売主に返品し、 売主から3 0日以内に、 当該不適合品に対して支払った金額の全額返金を受ける。
(2)	不適合品を売主の費用で売主に返品し、 売主から3 0日以内に適合品を受領する。

(3)	売主が上記に定める期間内に全額返金あるいは適合品の供給をしない場合には、 関連する発注あ るいは本契約、 またはその両方を直ちに解除し、 買主が売主に支払った金額の返金を直ちに受け、 売主に対して権利を有する一切の請求をする。 売主は、 不適合品の引渡しに関連する一切の費用あるいは損失に対して責任を負い、 買主に直ちに弁済するものとする。

6. PRODUCT QUALITY AND WARRANTY:

(1)	CONSIDERING THAT THE QUALITY OF THE PRODUCTS DELIVERED TO BUYER IS MOST CRUTIAL IN TRANSACTIONS BETWEEN THE PARTIES, SELLER SHALL MANUFACTURE THE PRODUCTS WITH ITS BEST ATTENTION AND ASSUME LIABILITY TO WARRANT THAT THE QUALITY OF THE PRODUCTS CONFORMS TO THE SPECIFICATIONS DESIGNATED BY BUYER.
(2)	MATTERS RELATING TO PRODUCT WARRANTY THAT ARE NOT PROVIDED IN THIS AGREEMENT SHALL BE GOVERNED BY THE “AGREEMENT FOR PRODUCT WARRANTY” SEPERATELY EXECUTED BETWEEN THE PARTIES.
(3)	SELLER SHALL BE LIABLE FOR THE DELIVERED PRODUCTS WHICH DO NOT CONFORM TO THE QUALITY STANDARD SPECIFIED IN THE SPECIFICATIONS APPROVED BY BUYER EVEN IF SUCH PRODUCTS HAVE BEEN RECEIVED BY BUYER.
(4)	SELLER SHALL ASSUME LIABILITY FOR PRODUCT WARRANTY FOR TWO (2) YEARS AFTER RECEIPT OF THE PRODUCTS BY BUYER.
(5)	IN THE EVENT THAT ANY DEFECTIVE PRODUCT WAS FOUND DURING THE PERIOD SET FORTH IN THE PRECEDING SUBSECTION (4), SELLER MUST REPLACE SUCH DEFECTIVE PRODUCT BY NON-DEFECTIVE PRODUCT OR GET RID OF DEFECTS UPON INSTRUCTION FROM BUYER ON SELLER’S RESPONSIBILITY DURING THE PERIOD DETERMINED BY BUYER. SELLER SHALL INDEMNIFY BUYER FROM ANY AND ALL DAMAGES FROM THE SAID DEFECTS INCURRED BY BUYER UNLESS SUCH DEFECTS ARE ATTRIBUTABLE TO BUYER.

6. 品質および品質保証責任

(1)	売主は、 買主に納入する商品の品質が、 各当事者間の取引における最も重要な事項であることに鑑み、 納入商品の製造に際しては万全の配慮を払うとともに、 その品質が買主の指定した仕様に適合することに責任を負うものとする。
(2)	この基本契約に定める事項の他、 商品の品質保証に関しては別途定める「品質保証協定書」によるものとする。
(3)	買主が承認した仕様書所定の品質規格に適合しない納入商品については、 商品の受渡完了後といえども、 その責は売主に帰するものとする。
(4)	売主は、 商品の受け渡し完了後、 2年間品質保証責任の責を負う。
(5)	前4項の期間内に、 商品の瑕疵が発見されたときは、 売主は買主の指示に従い、 売主の責任において買主の指定する期間内に瑕疵なき代品と交換、 または当該瑕疵を除去しなければならない。 なお売主は、 但し、 買主の責に帰すべき事由に基づく商品の瑕疵については、 この限りでない。当該瑕疵により買主が被った損害を買主に賠償するものとする。

7. Product Liability

(1)	In the event that the Products delivered by SELLER to BUYER give damage to life, body and property of a third party due to defects attributable to SELLER or that a dispute arises between BUYER and a third party due to defects of the Products attributable to SELLER, SELLER shall settle such dispute on its own responsibility even after a lapse of the warranty period provided in Section 6 unless such defects are attributable to BUYER.
(2)	SELLER must indemnify BUYER from any and all damages incurred by BUYER in the case described in the preceding Subsection (1).

7. 製造物責任

(1)	売主が買主に納入したthe preceding Subsection (1).商品が、売主の責に帰すべき事由による欠陥により第三者の生命・身体・財産に損害をおよぼしたとき、 その他当該商品の売主の責に帰すべき事由の欠陥により、 買主と第三者との間に紛争を生じた場合、 売主は、 第6条に定める期間の経過後といえども、 自己の責任においてこれを解決するものとする。 但し、 買主の責に帰すべき事由に基づく商品の瑕疵については、 この限りでない。
(2)	前1項のthe preceding Subsection (1).場合において、 買主が何らかの損害を被ったときは、 売主はその全損害を賠償しなければならない。

8. Intellectual Property

In case of any dispute relating to the intellectual property of the Products with a third party, SELLER shall settle such dispute on the responsibility and at the expense of SELLER unless the said dispute is attributable to BUYER, and must indemnify BUYER from any and all damages resulting from the said dispute incurred by BUYER.

8. 知的財産権

納入商品につき、 第三者との間に知的財産権法上の紛争が生じたときは、 売主は当該紛争が買主の責 に帰すべき事由に基因する場合を除き、 自己の責任と費用負担においてこれを解決するものとし、 万ー買主が当該紛争により何らかの損害を被った場合は、 その全損害を賠償しなければならない。

9. Confidentiality:

The parties acknowledge that, during the term of this Agreement, BUYER may divulge to SELLER certain confidential trade secrets and other information. SELLER agrees to maintain the confidentiality of any and all such information and protect same from public dissemination or misappropriation by others. During and after termination of this Agreement, SELLER shall not access, disclose or use any trade secrets or other information furnished by BUYER for purposes other than performing SELLER’s obligations under this Agreement.

9. 秘密保持

両当事者は、 買主は本契約の期間中、 売主に対して特定の営業秘密その他の情報を開示する場合があることを確認する。 売主は、 当該情報の秘密を保持し、 当該情報を流布あるいは他人による不正使用から防御することに同意する。 本契約の期間中および期間後において、 売主は、 本契約に基づく売主の義務の履行以外の目的で、 買主が供給する営業秘密その他の情報を入手し、 開示し、 あるいは使用してはならないものとする。

10. Term:

This Agreement shall take effect on the date first written above and shall, unless terminated as provided herein, remain in full force and effect for two (2) years. This Agreement shall be extended automatically for additional one (1) year terms, unless either party cancels this Agreement by written notice six (6) months before the end of the term.

1 0. 契約期間

本契約は、 表記の日付において発効し、 本契約に定める解除がなされない限り、 2年間有効とする。本契約は、 契約期間満了の6ヶ月前に当事者の一方が書面による通知で本契約を解除しない限りは、 新たに1年間自動的に更新されるものとする。

11. Termination:

BUYER may terminate this Agreement as provided in Section 5 of this Agreement. In addition, in the event SELLER otherwise breaches this Agreement and such breach is not cured within thirty (30) days after SELLER receives notice of such breach from BUYER, BUYER shall have the right to immediately terminate this Agreement and bring an action against SELLER seeking all applicable damages arising therefrom. In addition, BUYER may terminate this Agreement, with or without cause, upon thirty (30) days prior written notice. In addition to the foregoing, and not by limitation, BUYER shall have the right to immediately terminate this Agreement without prior written notice to SELLER in the event SELLER enters into voluntary or involuntary bankruptcy, receivership, liquidation or winding up proceedings, or if any part of SELLER’s business or assets are the object of any attachment, sequestration or other similar type of proceedings, and such proceedings are not terminated or vacated within thirty (30) days from the date of commencement.

1 1. 解除

買主は、 本契約第5条の定めに従って本契約を解除することができる。 さらに、 売主が本契約に違反し、 買主から当該違反の通知を受領した後3 0日以内に当該違反が修正されない場合には、 買主は直ちに本契約を解除し、 当該違反から生じる損害の賠償を求めて売主に対して訴訟を起こす権利を有するものとする。 さらに、 買主は理由の有無にかかわらず、 3 0日の期間をおいて事前の書面による通 知を行えば、 本契約を解除することができる。 前記に加え、 また前記に限らず、 売主が自己破産あるいは強制破産、財産管理、 清算、 解散の手続きに入り、 または売主の事業あるいは資産の一部でも差 押え、 仮差押え、 その他同種の手続きの対象となり、 当該手続きがその開始後3 0日以内に終了し、または失効しない場合には、 買主は、 売主に事前の響面による通知をせずに本契約を直ちに解除する権利を有するものとする。

12. Entire Agreement:

This Agreement and all purchase orders issued hereunder constitute the entire agreement between the parties and supersede all previous agreements, memoranda or other understandings of the parties. This Agreement may be amended only by a writing signed by both parties hereto.

1 2. 完全合意

本契約および本契約に基づいて発行されるすべての注文書は、当事者間の完全な合意であり、当事者間の従前のすべての合意、覚書、その他の理解に取って代わる。 本契約の変更は、本契約の両当事者が署名した書面によってのみ行うことができる。

13. Severability:

A judicial or administrative declaration in any jurisdiction of the invalidity of any one or more of provisions hereof shall not invalidate the remaining provisions of this Agreement in any jurisdiction nor shall such declaration have any effect on the validity or interpretation of this Agreement outside of that jurisdiction.

1 3. 不可分性

本契約の一部の条項が、ある裁判管轄で無効の司法的宣言あるいは行政的宣言を受けても、本契約の 他の条項はいずれの法域においても無効になるものではなく、当該宣告はその裁判管轄外においては、本契約の有効性あるいは解釈に対していかなる影警も持たないものとする。

14. Waiver of Compliance:

Any failure by BUYER to enforce at any time any term or condition under this Agreement shall not be construed as a waiver of BUYER’s right thereafter to enforce each and every term and condition of this Agreement.

1 4. 遵守の放棄

買主が、いかなる時点であろうと本契約に基づく条件を実行しない場合には、本契約のあらゆる条件を実行するその後の買主の権利を放棄したものと解釈してはならない。

15. Force Majeure:

BUYER shall be excused from non-performance or delay in case of force majeure, including but not limited to, strikes, lock-outs and other labor disputes, wars, revolutions, civil strife, riots, disturbances and acts of enemies, accidents, unavailability of raw materials, typhoon, hurricanes, floods, fires, earthquakes, diseases and other like causes beyond the reasonable control of BUYER.

1 5. 不可抗力

主は、不可抗力の場合における義務の履行の不能あるいは遅延の責任を免除されるものとする。 不可抗力とは、 ストライキ、 ロックアウトその他の労働紛争、 戦争、革命、 内乱、 暴動、 騒動、 敵対行為、事故、原材料の入手不能、 台風、ハ リケーン、洪水、火事、 地震、 疾病、その他買主が合理的に支配できない事由を含む。

16. Binding Upon Successors:

This Agreement shall be binding upon the successors and legal representatives of the parties hereto. This Agreement may not be assigned by SELLER without the prior written consent of BUYER.

1 6. 継承人に対する拘束力

本契約は、両当事者の継承人および法定代理人に対して拘束力を持つものとする。 売主は、本契約の譲渡は、買主の事前の書面による同意がなければ行うことができない。

17. Notices:

All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective parties at the addresses set forth on the first page hereof or to such other addresses as may be designated by either party from time to time.

1 7. 通知

本契約に関するすべての通知およびその他の通信は書面によるものとし、本契約の第1頁に定める各 当事者の住所、あるいはいずれかの当事者が適宜指定するその他の住所に宛てて送付するものとする。

18. Governing Law:

This Agreement shall be construed in accordance with and shall be subject to the substantive laws of Japan, without regard to conflicts of law principles.

1 8.準拠法

本契約は、抵触法の原則にかかわらず、日本法に従って解釈し、日本法に服するものとする。

19. Dispute Resolution:

The parties hereto shall attempt to settle any dispute arising from this Agreement through amicable and good faith discussions. Any attempt to arrive at a settlement shall be deemed to have failed as soon as one of the parties to this Agreement so notifies the other party in writing. In the event an amicable settlement cannot be reached, any and all legal claims and actions arising out of or related to this Agreement or the relationship between the parties which are brought by SELLER shall be brought exclusively in the Osaka District Court, located in Osaka, Japan, and SELLER hereby consents to the personal jurisdiction of such court and agrees to accept service of process via regular, first class mail delivery or via express courier.]

1 9.紛争解決

本契約の両当事者は、本契約から生じるいかなる紛争も、友好的かつ誠実な話し合いにより解決に努めるものとする。本契約の当事者の一方が相手方に対し、和解は望めない旨を書面で通知した場合に は、当該和解の試みは不成立とみなすものとする。和解合意に至らない場合には、この契約もしくは両当事者間の関係に基づき、またはそれらに関して生じる売主の買主に対する一切の法的請求及び法 的手続は、日本国大阪の大阪地方裁判所に専属的に提起されなければならず、かつ、売主は、同裁判 所が売主に対する管轄権を有することに同意するとともに、通常郵便もしくは特別郵便による郵送または速達運送業者による送達のいずれをも受忍する。

20. Language;

Both parties mutually confirm that the English language version of this Agreement shall be the official version with the Japanese version being provided for reference purposes only.

2 0.言語

双方当事者は、本契約書は英語版を原文とし、日本語版は参考として付されるものであることを相互に確認する。

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives the date and year set forth on the first page hereof.

以上を証するため、両当事者の正当な権限を持つ代表者は表記の日付において、本契約の原本2通に署名した。

KOIZUMI SEIKI CORP.		PURE BEAUTY MANUFACTURING CO LTD
小泉成器株式会社

By:		By:	RAY CHING
Title:	Representative Director	Title:	PRESIDENT
Date:	Aug. 25 ’14	Date:	Sep 29 2014